Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree to prepare jointly and file timely all filings on Forms 3, 4 or 5 or Schedule 13D or 13G and any and all amendments thereto (collectively, the “Filings”) as required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Exchange Act, the undersigned hereby agree to the joint filing with each other on behalf of each of them of any Filings unless otherwise determined by the undersigned.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 1st day of August, 2023.

Monograph Capital Partners I., L.P.
By:	Monograph Capital Partners I GenPar, LP, its General Partner

By:	Monograph Capital Holdings Advisors LLC, its General Partner

By:	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Partner and Authorized Signatory

Monograph Capital Partners I GenPar, LP
By:	Monograph Capital Holdings Advisors, LLC, its General Partner

By:	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Partner and Authorized Signatory

Monograph Capital Holdings Advisors, LLC

By:	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Partner and Authorized Signatory

Fred Cohen

By:	/s/ Michael LaGatta
Name:	Michael LaGatta, Attorney-in-fact (1)

Charles Conn

By:	/s/ Michael LaGatta
Name:	Michael LaGatta, Attorney-in-fact (2)

(1)	Michael LaGatta is signing on behalf of Fred Cohen pursuant to a power of attorney dated August 1, 2023.
(2)	Michael LaGatta is signing on behalf of Charles Conn pursuant to a power of attorney dated August 1, 2023.